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                                                                    Exhibit 4.16


                 CONTRACT FOR LICENSE OF PROPRIETARY INFORMATION
                         OF THE SHENZHEN STOCK EXCHANGE


                                           Contract serial no.: SZ05SWJ12-01


                                           License no.: Shen Zheng Xu 05SWJ12-01






Party A: Shenzhen Securities Information Co., Ltd.

Office address: F/6, Building 10, Shangbu Industrial Area, Hong Li Road West, Shenzhen

Postal code: 518028

Name in English: Shenzhen Securities Information Co., Ltd.




Party B: China Finance Online (Beijing) Co., Ltd.

Office address: F/6 Ping An Building, 23 Finance Street, Xicheng District,
Beijing

Postal code: 100032

Name in English:




                        Execution date: December 15, 2005



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WHEREAS,

Party A hereto is an entity solely authorized by the Shenzhen Stock Exchange to provide and deal in the information of the Shenzhen Stock Exchange, enter into the relevant contracts and agreements and charge the related expenses on behalf of the Shenzhen Stock Exchange, carry out the management in connection with the foregoing and protect the interests of the Shenzhen Stock Exchange against any injury.

Party B hereto is a legitimate company or entity which is willing to use the information of the Shenzhen Stock Exchange on a fee basis.

Both parties hereby enter into this license contract after mutual consultation. For purpose of this Contract, Party A is the licensor and Party B is the licensee.

ARTICLE ONE DEFINITIONS OF TERMS

1.1. "Contract" means this contract, all appendices of this contract and the written attachments agreed by both parties.

1.2. "Information/Proprietary Information" means the transaction information derived from the information on the trading edited and collected by the Shenzhen Stock Exchange and the related information. However, for purpose of this Contract, the "Information/Proprietary Information" refers to the real-time stock information of the Shenzhen Stock Exchange (hereinafter referred to as the "Stock Information"). The real-time stock information includes stock code, stock name, previous closing price, the latest purchase price, the highest price in a given trading day, the lowest price in a given trading day, total trading volume in a given trading day, total trading amount in a given trading day, the real-time five highest declared buying prices and the volume and the real-time five lowest declared selling prices and the volume.

1.3. "Permitted Usage" means the dealing in the Stock Information by Party B as set forth in Appendix 1.

1.4. "Scope of Distribution" means the territory scope within which Party B is permitted to deal in the Stock Information as set forth in Appendix 1.

1.5. "Method of Distribution" means the method of distribution of the Stock Information to the end-users by Party B as set forth in Appendix 1.

1.6. "User's Terminal" means the terminal used by an end-user of Party B to receive the Stock Information from Party B as set forth in Appendix 1.

1.7. "Information Usage Fees" mean the fees paid by Party B to Party A in accordance with Article 4.1 hereof.

1.8. "SZSE" means the Shenzhen Stock Exchange.


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1.9. "License" means the written certificate issued by Party A permitting Party
     B to deal in the Proprietary Information of SZSE as agreed herein.

1.10. "Over-the-counter Trading" means the trading in the securities listed on SZSE not on the site of or through SZSE and the related trading and services.

1.11. "Illegal Business Entity or Individual" means any business entity or individual which does not enter into a Contract for License of Proprietary Information of the Shenzhen Stock Exchange with Shenzhen Securities Information Co., Ltd. and obtain a license for dealing in the Proprietary Information of Shenzhen Stock Exchange.

ARTICLE TWO RECEPTION OF THE INFORMATION

2.1. Party A shall have the right to change the method of information transmission as needed but shall give a one-month prior notice to Party B in writing.

2.2. Party A shall make its endeavors to ensure the continuous transmission of the Information during the trading hours of SZSE. Party B shall notify Party A of any technical difficulties arising from receiving the Information. Party A shall assist in solving such difficulties to enable Party B to receive the Information smoothly.

ARTICLE THREE DISTRIBUTION AND SURVEILLANCE OF THE INFORMATION

3.1. Party A agrees that Party B may distribute the Stock Information to its users in the methods specified in Appendix 1. Party B shall only have the right to distribute and publish the Stock Information on its own websites and such right shall be neither proprietary nor exclusive.

3.2. Party B shall meet the following requirements in distributing the Information to any users:

     (1)  to ensure the accuracy and integrity of the distributed Information;

     (2) to ensure that its users are end-users, to prevent its users from providing the Information for whatever reason and in any way to any third parties for further distribution without the written consent of Party A and to assist Party A in keeping such Information under surveillance;

     (3) to ensure the distribution of the Stock Information within the scope, in the methods and through the User's Terminal specified herein;

     (4) to ensure that no Information will, in whole or part, be used for any institution, entity or individual not agreed herein or used in any other places or for any other purposes not agreed herein;

     (5) to ensure that no Information will, in whole or in part, be distributed for any illegal purposes or provided to any third parties for any illegal purposes.


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3.3. Without written consent of Party A, Party B shall not utilize all or a portion of the Information of Party A to, directly or indirectly, establish, maintain, provide or facilitate the Over-the-counter Trading.

3.4. Party B shall not, directly or indirectly, provide the Stock Information to any entities or individuals for their business operations and shall not engage in cooperation with any third parties in the Stock Information, including but not limited to hyperlinks, providing market scripts, embedment of web pages and software interface.

3.5. If there is any disobedient customer of Party B or any Illegal Business Entity which links its website to Party B's website, Party B shall have the responsibility to make a written statement requiring such party to stop the distribution and assist Party A in regulating the distribution of the Stock Information.

3.6. As provided in Article 10 of the Provisional Measures on Information Management of the Shenzhen Stock Exchange, Party B shall, within the scope of its legal distribution, have the right to surveil and report any Illegal Business Entity or Individual which distributes the Proprietary Information of Party A in the same Method of Distribution within the term of this Contract in order to maintain the market order of the distribution of the Proprietary Information of Party A.

3.7. Both parties shall at all times prevent and remove any omission, error, loss, delay, interruption of the Information and other adverse factors as a result of unexpected reasons in order to hold both parties against any economic loss and injury to their reputations.

3.8. In case of force majeure, unexpected events or change of policy resulting in inability to keep the accuracy and integrity of the Information by both parties, neither party shall bear the liabilities arising therefrom.

ARTICLE FOUR REPRESENTATIONS AND WARRANTIES

4.1. Party A is an independent legal person duly incorporated and registered under the laws of the People's Republic of China and has the lawful power to execute the Contract and perform its obligations hereunder. Party A also warrants that it has and will continue to have all the powers to obtain and transmit the market information and authorize Party B to distribute the market information to the end-users of Party B.

4.2. Party B is an independent legal person duly incorporated and registered under the laws of the People's Republic of China and has and will continue to have all the lawful powers and authorizations to execute the Contract and perform its obligations hereunder.

4.3. Each party hereby represents and warrants to the other party that its signatory has been duly authorized and all the processes necessary for approval by both parties of the execution and performance of this Contract and any other agreements made pursuant to this Contract have been completed.



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ARTICLE FIVE INFORMATION USAGE FEES

5.1. Party B shall pay to Party A the various fees specified in Appendix 1 and other charges stipulated herein within the term of this Contract.

5.2. Party B shall not recover the fees paid by it as listed in Appendix 1 in case of termination of this Contract for any reason attributable to Party B.

ARTICLE SIX DISCLAIMER

6.1. SZSE and Party A will neither bear the liabilities for any loss or injury as a result of inaccuracy or omission of information occurred during the transmission nor bear any liabilities for the consequences resulted from interruption of information transmission under unusual circumstances. But Party A shall make timely explanations and try its best to resume the transmission.

6.2. Party B shall at all times prevent and remove the factors having adverse impact on Party A and SZSE as a result of omission, error, loss, delay, interruption of the Information so as to hold them against any economic loss and injury to their reputations. Party B shall not assert any claims against Party A or SZSE in connection herewith. Neither Party A nor SZSE shall be responsible for the economic losses caused to Party B and its users under the foregoing conditions.

6.3. In case Party A and Party B are not able to keep the accuracy and integrity of the Information due to force majeure events, neither party shall bear the liabilities arising therefrom.

ARTICLE SEVEN RIGHTS AND PROTECTION OF RIGHTS

7.1. Party B acknowledges that it does not own the copyrights and other property rights in the Stock Information defined herein. In accordance with the Securities Law of the PRC, Measures on Administration of Stock Exchange and the Trading Rules of Shenzhen Stock Exchange and Shanghai Stock Exchange, all the rights (including but not limited to intellectual property rights, other property rights and regulatory rights) in the Stock Information defined herein shall be owned by the Shenzhen Stock Exchange which has authorized Party A to exercise such rights.

     Except for the purpose and scope defined herein, without the consent of Party A, Party B shall not reconnect (including providing Internet hyperlink), redistribute, copy, sell, lease or lend the Information to any third person or modify, supplement, expand, delete, destroy the Information or make other alterations.

     Without consent of Party A, Party B and its users or distributors shall not, for whatsoever purposes, sort the Stock Information and develop additional indices and other derivatives or distribute the foregoing to any third person.



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     If Party B and its customers breach the above regulations, Party A shall have the right to request Party B and its customers to redress such breach within a defined period of time or request Party B to stop distributing the Stock Information to such customers. In case of failure to make redress or take any action within the defined period of time, Party A shall have the right to terminate the Contract and hold Party B and its customers liable for the related legal liabilities.

7.2. Within the term of this Contract, Party B may publicize that it has obtained the License for dealing in the Information of Party A, provided, however,

     (1) the advertisements and promotions shall indicate the number of the granted License and carry the information in consistency with the terms described in the License;

     (2) the advertisements and promotions shall not carry the name and logo (character, design or mark, etc.) of SZSE or Party A.


7.3. If Party B is aware of any of its customers which acts in violation of Party A's rights and interests, Party B shall immediately notify Party A of such violation in writing and promptly provide the address and other basic information about the customer. Party B shall investigate or assist Party A to investigate into such violation after receipt of a written notice from Party A.

7.4. If Party A is aware of any of the customers of Party B which infringes upon the rights and interests of Party A, Party B shall immediately stop providing the Information to such customer after receipt of a written notice from Party A and provide Party A with a written report on the penalty imposed on such customer for its violation.

7.5. This article shall survive the termination of the remaining clauses of this Contract.

ARTICLE EIGHT LIABILITIES FOR BREACH OF THE CONTRACT

8.1. If Party B breaches Article 3 of this Contract, it shall immediately stop such violation, surrender the proceeds from such violation to Party A and pay the liquidated damage in the amount of [******](1) to Party A. Party A shall have the right to terminate the Contract under such circumstance.

8.2. If Party B breaches Article 7.1 hereof, it shall immediately stop such violation, pay the liquidated damage in the amount of [******](1) to Party A and make a public apology through a newspaper. Party A shall have the right to terminate the Contract under such circumstance.

8.3. If Party B delays in making payment of the related fees to Party A in violation of Article 5 hereof, it shall, in addition to payment of the deficiency of the payable fees, pay a late


----------

1 Confidential treatment requested pursuant to Securities and Exchange Commission Rule 406, 17 CFR ss. 230.406, and the Securities and Exchange Commission's rules and regulations promulgated under the Freedom of Information Act, with particular emphasis on 17 CFR ss. 200.80(b)(4)(2000).


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     payment charge in the amount of [******](1). If Party B delays in payment of any fees for two months, Party A shall have the right to terminate this Contract and recover from Party B the economic losses incurred by it therefrom.

ARTICLE NINE AMENDMENT, ASSIGNMENT AND TERMINATION OF THE CONTRACT

9.1. No provision of this Contract shall be amended or modified unless agreed by both parties in writing.

9.2. Without the written consent of Party A, Party B shall not assign all or a portion of its rights granted hereunder or all or a portion of its obligations imposed hereunder.

9.3. Upon occurrence of any of the following events, Party A shall have the right to terminate this Contract (followed by immediate termination of information transmission to Party B) by giving a written notice to Party B:

     (1)  Party B goes into bankruptcy or becomes insolvent;

     (2) Party B breaches any of the provisions hereof, resulting in irredeemable consequences;

     (3) Party B breaches any of the provisions hereof and fails to redress such breach within 5 working days after receipt of a written notice from Party A requiring Party B to do so.

9.4. Both parties shall have the right to terminate this Contract without stating any reason provided that either party gives a six-month prior notice to the other party in writing.

9.5. Upon termination of this Contract, Party A shall have the definite right to immediately terminate the transmission of the Information and Party B shall promptly pay all the due fees to Party A.

9.6. Upon termination of this Contract, each party shall return the equipment (complete and in good repair) provided to it by the other party.

9.7. The License shall cease to be valid upon termination of this Contract. Party B shall return the License to Party A within ten working days following the termination of this Contract.

ARTICLE TEN DISPUTE SETTLEMENT

Any dispute arising from performance of this Contract between Party A and Party B shall be settled through friendly consultation or brought to a court. Both parties agrees to choose Shenzhen of China as the forum of litigation for this Contract.

ARTICLE ELEVEN NOTICE


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11.1. Any notice or communication to be made by either party to the other party shall be sent to the following address:

      Party A: Shenzhen Securities Information Co., Ltd.

      Attn: Sun Wenjie

      Address: F/6, Building 203, Shangbu Industrial Area, Hong Li Road West, Futian District, Shenzhen

      Tel no.: 86-755-83276743

      Fax no.: 86-755-83201393



      Party B: China Finance Online (Beijing) Co., Ltd.

      Attn: Feng Jian

      Address: Room 609, Ping An Building, 23 Finance Street, Xicheng District, Beijing

      Tel no.: 86-10-66214728

      Fax no.: 86-10-66210640

11.2. If either party needs to update the above contact information, it shall notify the other party of the updated contact information seven days before the update is made valid.

11.3. Any notice or document shall be deemed to be delivered under each of the following circumstances:

      (1) if delivered by hand, on the next working day following such delivery;

      (2) if delivered by mail, on the seventh working day after the mail containing such notice or document is posted (subject to the date of the postmark);

      (3) if delivered by e-mail or facsimile, on the next working day following the completion of the transmission.

ARTICLE TWELVE ENTIRE AGREEMENT

12.1. Once this Contract becomes effective, both parties shall be deemed to entirely agree on the Contract. This Contract shall supersede all prior written or oral agreements, consultations, representations, plans and attachments between both parties.

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12.2. If any provision of this Contract shall be held invalid, illegal or unenforceable under any applicable laws, the validity, legality and enforceability of the remainder of the Contract shall not be affected or undermined and the Contract shall be construed regardless of the existence of such invalid, illegal or enforceable provisions.

ARTICLE THIRTEEN WAIVER

No failure or delay by either party in exercising any of its respective rights and interests hereunder shall be deemed as a waiver thereof, unless such party makes a written statement to waive such rights and interests. Any single or partial exercise of any such rights and interests does not preclude any other or further exercise thereof or the exercise of any other rights and interests hereunder.

ARTICLE FOURTEEN MISCELLANEOUS

14.1. Any matters not covered by this Contract may be agreed by both parties by entering into a supplementary contract. The supplementary contract shall have the same legal effect as that of this Contract.

14.2. This Contract has one appendix as Appendix 1 attached hereto.

14.3. The term of the Contract is set forth in Appendix 1.

14.4. This Contract shall be signed in Chinese and shall become effective upon execution by both parties affixed with their respective official seals.

14.5. This Contract is made in four duplicates. Each party shall hold two and the four duplicates shall have the same and equal legal effect.


                      [The end of the body of the Contract]



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(Signing Page)



PARTY A: Shenzhen Securities Information Co., Ltd. (official seal)

Address: F/6, Building 10, Shangbu Industrial Area, Hong Li Road West, Futian District, Shenzhen

Tel no.: 86-755-83276743               Authorized signatory: /s/ [COMPANY SEAL]

Fax no.: 86-755-83201393               Execution date: December 15, 2005

Opening bank and bank account: China Merchants Bank, Shangbu Branch
4582712510001


PARTY B: China Finance Online (Beijing) Co., Ltd. (official seal)

Address: F/6, Ping An Building, 23 Finance Street, Xicheng District, Beijing

Tel no.: 86-10-66214728                Authorized signatory: /s/ [COMPANY SEAL]

Fax no.: 86-10-66210640                Execution date: December 15, 2005



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Appendix 1

                     INFORMATION USAGE AND THE RELATED FEES


                                           Contract serial no.: SZ05SWJ12-01
                                           License no.: Shen Zheng Xu 05SWJ12-01

I.   Information Usage

     1. Content of the Information: real-time stock information of the Shenzhen Stock Exchange


     2. Permitted Usage: distribution solely through www.jrj.com.cn, www.jrj.com, and www.jrj.cn


     3.   Method of Distribution: Internet and download of software


     4.   User's Terminal: computer


II.  The term of the Contract shall be from March 1, 2006 to March 1, 2007.


III. Payment terms of information usage fees

     1. The license fees for use of the Proprietary Information shall be [******](1) per year. Party B shall make full payment of the license fees within ten working days after the execution of the Contract. Party A shall issue an invoice to Party B and grant the License for Dealing in the Proprietary Information of the Shenzhen Stock Exchange for the current year within ten working days after receipt of such payment from Party B.

     2. The satellite operation fees shall be [******](1). Party B shall make full payment of such fees within ten working days after the execution of the Contract. The service term shall be from March 1, 2006 to March 1, 2007. The last service term of satellite operation shall end on February 28, 2006.




          PARTY A: Shenzhen Securities Information Co., Ltd. (official seal)

          Address: F/6, Building 10, Shangbu Industrial Area, Hong Li Road West, Futian District, Shenzhen

          Tel no.: 86-755-83276743      Authorized signatory: /s/ [COMPANY SEAL]

          Fax no.: 86-755-83201393      Execution date: December 15, 2005

          Opening bank and bank account: China Merchants Bank, Shangbu Branch 4582712510001












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          PARTY B: China Finance Online (Beijing) Co., Ltd. (official seal)

          Address: Room 609, Ping An Building, 23 Finance Street, Xicheng District, Beijing

          Tel no.: 86-10-66214728       Authorized signatory: /s/ [COMPANY SEAL]

          Fax no.: 86-10-66210640       Execution date: December 15, 2005





















































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